www.TrueBlue.com

www.TrueBlue.com Forward-Looking Statements

Q1 2017 Summary

Revenue trends consistent with expectation

- Total revenue decline of -12% or -3% excluding Amazon[1]
  - PeopleScout +1%
  - PeopleManagement +2% excluding Amazon
  - PeopleReady -7%

Better than expected profitability

- Net income and Adjusted EBITDA[2] exceeded high end of our expectation
- Strong performance on gross margin – disciplined pricing
- Solid progress in reducing operating expenses

Solid progress on strategic initiatives

- Successful PeopleReady transition – systems conversion complete
- JobStack (mobile app) poised to transform the business

[1] Due to a previously announced reduction in the scope of services with its former largest customer, the company is providing results excluding this customer to help investors assess the company's underlying results with prior periods.
[2] See Appendix for definitions of non-GAAP financial terms.

www.TrueBlue.com Q1 2017 Earnings Results May 1, 2017 3

www.TrueBlue.com Financial Summary  Q1 2017 Amazon revenue and Adjusted EBITDA, $10M and $1M, respectively  Q1 2016 Amazon revenue and Adjusted EBITDA, $68M and $5M, respectively Amounts in millions, except per share data Q1 2017 Y/Y Change Revenue $568 -12% -3% ex-Amazon Net Income $5 -33%1 Net Income Per Share $0.11 -33%1 Adjusted Net Income2 $9 -20% Adjusted Net Income Per Share2 $0.21 -22% Adjusted EBITDA $18 -17% +2% ex-Amazon Adjusted EBITDA Margin 3.1% -20 bps +20 bps ex-Amazon 1 Q1-17 effective tax rate of 28% v. Q1-16 of 8% due primarily to timing of Work Opportunity Tax credits. 2 See Appendix for definitions of non-GAAP financial terms.

www.TrueBlue.com Gross Margin and SG&A Bridges SG&A Amounts in millions Gross Margin 23.3% 24.5% 1.0% 0.2% Q1 2016 Staffing PeopleScout Q1 2017 $131 $122 $1 $8 Q1 2016 EBITDA Addbacks Core Business Q1 2017 1 1 Staffing includes our PeopleReady and PeopleManagement segments. 2 Primarily acquisition and integration costs associated with our acquisition of the RPO division of Aon Hewitt. 2

PeopleReady Segment

Amounts in millions	Q1 2017	Y/Y Change
Revenue	$333	-7%
Adjusted EBITDA	$10	-17%
Adjusted EBITDA Margin	3.0%	-40 bps

- PeopleReady revenue at low end of our expectation
  - Softer trends in manufacturing and service based businesses
  - Revenue negatively impacted by strong start on annual bill rate increases
- Strong start on annual bill rate increases – gross margin ahead of Q1 2016
  - Minimum wage increases passed through
  - Associated payroll tax burdens passed through
  - Customary pay rate markup passed through on new orders

www.TrueBlue.com Q1 2017 Earnings Results May 1, 2017 6

www.TrueBlue.com PeopleManagement Segment Amounts in millions Q1 2017 Y/Y Change Revenue $192 -22% +2% ex-Amazon Adjusted EBITDA $6 -13% +200% ex-Amazon Adjusted EBITDA Margin 2.9% +30 bps +170 bps ex-Amazon  Revenue up +2% excluding Amazon  Largest portion of Amazon Revenue and EBITDA headwind is over in Q1 2017 o Amazon Revenue FY 2016 = $169M; Q1 = $68M, Q2 thru Q4 = $101M o Amazon EBITDA FY 2016 = $5M; Q1 = $5M, Q2 thru Q4 = breakeven  Year-over-year Adjusted EBITDA margin expansion o Strong pricing and effective cost control

PeopleScout Segment

Amounts in millions	Q1 2017	Y/Y Change
Revenue	$44	+1%
Adjusted EBITDA	$9	+8%
Adjusted EBITDA Margin	19.7%	+130 bps

- Revenue growth from new customers mostly offset by decline in same customer revenue
- Recruiting efficiencies driving Adjusted EBITDA margin expansion

www.TrueBlue.com Q1 2017 Earnings Results May 1, 2017 8

www.TrueBlue.com $216 $103 $54 $30 $35 $26 $246 $138 $80 2015 2016 Q1 2017 Net Debt Cash $77 $136 $140 $30 $35 $26 $107 $171 $166 2015 2016 Q1 2017 Borrowing Availability Cash Lower Debt and Improved Liquidity 31% 21% 13% 2015 2016 Q1 2017 Total Debt Liquidity Debt to Total Capital Amounts in millions Amounts in millions Note: Balances as of fiscal period end.

Executing Segment Strategies

peopleready A TRUEBLUE COMPANY

- PeopleReady systems conversion completed as planned
- JobStack poised to transform the business by increasing fill rates, boosting wallet share, increasing new business win rates, and attracting more workers
- 2017 is a year of deploying technology and acclimating the culture to new methods of connecting workers and customers peoplemanagement A TRUEBLUE COMPANY

- SIMOS productivity solutions set to drive revenue growth
  - Compelling value proposition (clients save 10-25% on per-unit costs)
  - SIMOS acquisition at the end of 2015 bolstered our existing capabilities
  - Differentiated service, high EBITDA margin
  - Perfect fit with the growing world of eCommerce

peoplescout A TRUEBLUE COMPANY

- Compelling value proposition in tighter labor market
- Actively pursuing organic revenue growth plus international acquisitions to improve win rates on multi-continent deals
- Realized synergies of acquisition & leverage of offshore capabilities
  - Adjusted EBITDA margin significantly above company average

www.TrueBlue.com Q1 2017 Earnings Results May 1, 2017 10

www.TrueBlue.com

www.TrueBlue.com Q2 2017 Outlook Amounts in millions, except per share data Outlook Comments Revenue Growth Ranges Total Revenue PeopleReady PeopleManagement PeopleScout $600M to $615M -11% to -8% -9% to -7% -14% to -12% -10% to 0% • Total revenue decline was -12% in Q1-17 • Ex-Amazon growth of -6% to -4% v. -3% in Q1-17 EPS Adjusted EPS $0.29 to $0.34 $0.38 to $0.43 • Assumes income tax rate of 28% • Assumes diluted weighted average shares outstanding of 42M Adjusted EBITDA $29M to $32M D&A / CapEx $12M / $6M

www.TrueBlue.com

www.TrueBlue.com Non-GAAP Terms and Definitions EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization. Adjusted EBITDA further excludes from EBITDA costs related to acquisition and integration costs and Work Opportunity Tax Credit third-party processing fees. EBITDA and Adjusted EBITDA are key measures used by management to assess performance and, in our opinion, enhance comparability and provide investors with useful insight into the underlying trends of the business. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. Adjusted net income and Adjusted net income per diluted share are non-GAAP financial measures, which exclude from Net income and Net income on a per diluted share basis, costs related to acquisition and integration costs, amortization of intangibles of acquired businesses as well as accretion expense related to acquisition earn-out, tax effect of each adjustment to U.S. GAAP Net income, and adjusts income taxes to the expected ongoing effective tax rate. Adjusted net income and Adjusted net income per diluted share are key measures used by management to assess performance and, in our opinion, enhance comparability and provide investors with useful insight into the underlying trends of the business. Adjusted net income and Adjusted net income per diluted share should not be considered measures of financial performance in isolation or as an alternative to net income or net income per diluted share in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. See “Financials” in the Investors section of our web site at www.trueblue.com for a full reconciliation of non-GAAP financial measures to U.S. GAAP financial results. May 1, 2017